Exhibit 10.7


                          DEBT CONVERSION AGREEMENT


         This Debt Conversion Agreement (the "Agreement") is made and entered into as of May 4, 2005, by and between Absolute Glass Protection, Inc. ("ASLG") and Michael I. Kling ("Debt Holder") with reference to the following facts and circumstances:

         A. ASLG owes Michael I. Kling accrued salary for services rendered, as Such, he is consider a debt holder to ASLG.

         B. The total amount of Debt owed by ASLG is now $62,500.

         C. The Debt Holder has offered to convert his accrued salary into 6,250,000 shares of ASLG's $0.001 par value common stock (the "Shares"). This represents a conversion rate of $0.01 per share for each share of stock issued.

         D. The Debt Holder and ASLG are willing to carry out such a conversion on the terms set forth herein.

         NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. DEBT CONVERSION.

         (a) Exchange of Notes for Stock. The Debt Holder hereby exchanges Shares for his accrued salary, and ASLG hereby issues the Shares in such an exchange.

         (b) Delivery of Documents. The Debt Holder hereby delivers a receipt for accrued salary to ASLG marked "paid in full" and ASLG hereby delivers to the Debt Holder a certificate for the Shares. Upon such deliveries, the accrued salary, and all accrued interest with respect thereto, shall be deemed cancelled and paid in full.

         2. THE DEBT HOLDERS' REPRESENTATIONS AND WARRANTIES. With respect to their acquisition of the Shares, the Debt Holder, severally and not jointly, represents and warrants to ASLG, and agrees, as follows:

         (a) Investment Purposes; Compliance With Securities Laws. The Debt Holder is acquiring the Shares for its own account for investment only and not with a view towards, or in connection with, the public sale or distribution thereof. The Debt Holder agrees to offer, sell or otherwise transfer the Shares only pursuant to registration under the Securities Act of 1933 (the "Act") or an exemption from registration under the Act and any applicable state securities laws.




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         (b) Legend. The Debt Holder understands that until such time as its
Shares have been registered under the Act, or otherwise may be sold by the Debt Holder pursuant to Rule 144 (or any applicable rule which operates to replace said Rule) promulgated under the Act, the certificates representing its Shares will bear a restrictive legend in substantially the following form:


THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE (COLLECTIVELY, THE "LAWS"). THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE APPLICABLE LAWS OR (II) AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE APPLICABLE LAWS.

         (c) Authorization; Enforcement. No consent or authorization of any person or entity is required for the Debt Holder to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Debt Holder and is a valid and binding agreement of the Debt Holder enforceable in accordance with its terms.

         3. ASLG'S REPRESENTATIONS AND WARRANTIES. ASLG represents and warrants to the Debt Holder, and agrees, that (i) this Agreement has been duly and validly authorized, executed and delivered by ASLG, (ii) the Shares have been duly and validly authorized and issued and (iii) this Agreement constitutes the valid and binding agreement of ASLG enforceable in accordance with its terms.

         4. MISCELLANEOUS.

         (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without regard to the principles of conflict of laws.

         (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party.

         (c) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supercedes all prior agreements, negotiations and understandings, written or oral, with respect to such subject matter. No provision of this Agreement shall be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. No delay or omission of any party hereto in exercising any right or remedy hereunder shall constitute a waiver of such right or remedy, and no waiver as to any obligation shall operate as a continuing waiver or as a waiver of any subsequent breach.

         (d) Survival. The agreements, representations and warranties of ASLG and the Debt Holders contained herein shall survive the consummation of this Agreement.


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         (e) Attorney's Fees.  If any party to this Agreement shall bring any action for relief against another arising out of or in connection with this Agreement, in addition to all other remedies to which the prevailing party may be entitled, the losing party shall be required to pay to the prevailing party a reasonable sum for attorney's fees and costs incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

         (f) Further Acts. Each party shall do and perform, or cause to be done and performed, at its expense, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the Debt Holder and ASLG have caused this Agreement to be duly executed by their respective authorized persons as of the date first set forth above.



                                       ABSOLUTE GLASS PROTECTION, INC.

                                       By: /s/ Evagelina Esparza B.
                                       -------------------------------------
                                               Evagelina Esparza Barrza
                                               Acting President/Director


                                       DEBT HOLDER

                                       By: /s/ Michael I. Kling
                                       -------------------------------------
                                               Michael I. Kling

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